Exhibit 10.1
COMMON STOCK AND WARRANT PURCHASE AGREEMENT
     This Common Stock and Warrant Purchase Agreement (this “Agreement”) is made as of September 20, 2005 (the “Execution Date”), by and among O2Diesel Corporation, a Delaware corporation (the “Company”), and [Axwell Business S.A] (the “Purchaser”).
     In consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS
     1.1 Authorization of Common Stock and Warrants.The Company has authorized the sale and issuance to the Purchaser of [3,228,070] shares (the “Shares”) of its Common Stock, par value $ 0.0001 per share (the “Common Stock”), and warrants to purchase [1,614,035] shares of Common Stock (the “Warrants”), such Warrants having the terms set forth in the form attached hereto as Exhibit A. The Shares and Warrants to be purchased hereunder are referred to collectively as the “Units”, and a single “Unit” shall consist of one Share and a Warrant to purchase one half Share.
1.2 Sale and Issuance of Units.
     Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company [3,228,070] Units at a per Unit purchase price of [US$0.7125] (the “Per Unit Price”), and at the aggregate purchase price of [US$2,300,000] (the “Purchase Price”).
1.3 Sale and Issuance of Additional Units.
     The Company has authorized the sale and issuance to the Purchaser of a further 982,456 Units (the “Additional Units”) at the Per Unit Price and at the aggregate purchase price of US$700,000 (the “Additional Purchase Price”). The purchase of the Additional Units is at the sole discretion of the Purchaser but is only available to the Purchaser for 180 days following the Execution Date after which time the Purchaser’s right to acquire the Additional Units lapses (“Additional Units Expiration Date”).
2. CLOSING DATE; DELIVERY
     2.1 Closing Date. It is anticipated that the purchase and sale of the Units hereunder shall be consummated at a closing (the “Closing”) held at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, Suite 900, McLean, VA 22122 on September 20, 2005, at 10:00 a.m., local time, or at such other date, time and place upon which the Company and the Purchaser shall agree (the date and time of the Closing is hereinafter referred to as the “Closing Date”). It is anticipated that the purchase and sale of the Additional Units hereunder shall be consummated at a closing (the “Additional Closing”) held at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, Suite 900, McLean, VA 22122, at 10:00 a.m., local time, no later than 14 days following the receipt of the Additional Purchase Price, or at such other date, time and place upon which the Company and the Purchaser shall agree, but no later than the Additional Units Expiration Date (the date and time of the Additional Closing is hereinafter referred to as the “Additional Closing Date”).

     2.2 Delivery and Payment.
     At the Closing and the Additional Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the Shares and Warrants to be purchased by the Purchaser at the Closing and the Additional Closing, against payment of the Purchase Price therefor, by wire transfer per the Company’s instructions.
     2.3 Escrow of Funds Pending Closing.
     Concurrent with the execution of this Agreement, the Purchaser will tender to legal counsel for the Company funds equal to the Purchase Price for the Units. Such funds will be held by such counsel in escrow pending notice by the Company and Purchaser of the Closing. If the Closing has not occurred by the termination date specified in Section 8.1, the parties will instruct counsel to return the funds to the Purchaser. Such funds shall be delivered to Arnold & Porter LLP, 1600 Tysons Boulevard, McLean, Virginia 22102, Attn.: Kevin J. Lavin, Esq. by wire transfer to the following account:

Account Name:	Arnold & Porter LLP Client Trust Account
Account No.	3700 3879
ABA No.	254 07 0116
Bank Name:	Citibank FSB
1101 Pennsylvania Avenue, NW
Washington, DC 20004
Note:	O2Diesel Corporation / Equity Subscription
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Purchaser that, as of the Closing Date:
     3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and to issue the Units hereunder, and to issue the shares of Common Stock issuable upon exercise of the Warrants.
     3.2 Disclosure Documents. The Disclosure Documents (as hereinafter defined) are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the respective dates as of which information was given in the Disclosure Documents, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the results of operations or affairs of the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser hereby represents and warrants to the Company as follows:
     4.1 Preexisting Relationship with Company; Business and Financial Experience. By reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, the Purchaser has the capacity to protect its own interests in connection with the purchase of the Units. Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”).
     4.2 Investment Intent; Blue Sky.
     It is acquiring the Units for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Units and the Shares of Common Stock issuable upon exercise of the Warrants have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth herein represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.
     4.3 Rule 144.
     It acknowledges that the Units and the shares of Common Stock issuable upon exercise of the Warrants must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.
     4.4 Restrictions on Transfer; Restrictive Legends.
     It understands that the transfer of the Units and the shares of Common Stock issuable upon exercise of the Warrants is restricted by applicable state and Federal securities laws and by the provisions of this Agreement, and that the certificates representing the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be imprinted with legends in the following form restricting transfer except in compliance therewith:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR
INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE
DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.
     4.5 Access to Data; Disclosure Documents.
     Purchaser acknowledges that it has received all such information as Purchaser deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Units, including but not limited to the Company’s reports filed under the Securities Exchange Act of 1934, as amended, with the SEC (“Disclosure Documents”). Purchaser further acknowledges that Purchaser has (a) received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company. Purchaser has relied solely upon the Disclosure Documents, advice of its representatives, if any, and independent investigations made by the Purchaser and/or its representatives, if any, in making the decision to purchase the Units and acknowledges that no representations or agreements other than those set forth in this Agreement have been made to the Purchaser in respect thereto.
     4.6 Authorization.
     All action on the part of the Purchaser’s partners, members, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Units and the performance of all of the Purchaser’s obligations under this Agreement have been taken or will be taken prior to the Closing.
5. COVENANTS.
     5.1 Registration.
     The Company agrees it shall within thirty (30) days following the Closing and the Additional Closing, prepare and file, at its own expense, a registration statement or registration statements for all the Shares (the “Registration Statements”) under the Securities Act with the SEC. The Company will use its reasonable best efforts to cause such Registration Statements to become effective within ninety (90) days, or one hundred twenty (120) days if such Registration Statement is subject to review by the staff of the SEC (the “Deadline”), in each case from the initial filing thereof. The Company will pay to the Purchaser, in cash or shares of Common Stock at the Company’s discretion, 1% of the Purchaser Price as liquidated damages for every month after the Deadline that it takes for the Registration Statements to be declared effective.

Any damages paid by the Company in shares of Common Stock will be calculated at the Per Unit Price.
     5.2 Continuing Board Representation.
     For so long as the Purchaser holds at least seventy five percent (75%) of the Shares purchased hereunder, the Company undertakes to nominate to the first available seat on the Board of Directors of the Company, a candidate put forward by the Purchaser; provided, however, that such candidate must meets all the necessary criteria required by the American Stock Exchange (the “AMEX”) and the SEC to qualify as “independent director” and must otherwise be reasonably acceptable to the Nominating Committee of the Board of Directors of the Company.
     5.3 Intellectual Property. No patent or intellectual property of the Company is subject to any litigation, proceeding or judgment restricting in any manner the use, transfer, or licensing thereof by the Company, or that may affect the validity, use, or enforceability of the patent or intellectual property. Following the Closing, the Company will provide to the Purchaser all necessary documentation to verify the Company’s ownership in the patents and intellectual property.
6. CONDITIONS TO CLOSING OF THE PURCHASER
     The Purchaser’s obligation to purchase the Units is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:
     6.1 Representations and Warranties Correct.
     The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.
     6.2 Covenants.
     All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.
     6.3 Listing.
     The Shares to be issued to the Purchaser under this Agreement shall have been authorized for listing on the AMEX, subject to official notice of issuance.
     6.4 Compliance and Incumbency Certificates.
     The Company shall have delivered to the Purchaser a certificate of the Company, executed by the Chief Executive Officer of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.

7. CONDITIONS TO CLOSING OF THE COMPANY
     The Company’s obligation to sell and issue the Units is, unless waived in writing by the Company, subject to the fulfillment as of the date of Closing of the following conditions:
     7.1 Representations and Warranties Correct.
     The representations made in Section 4 hereof by the Purchasers shall be true and correct in all material respects as of the date of Closing.
     7.2 Covenants.
     All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of Closing shall have been performed or complied with in all material respects.
     7.3 Listing.
     The Shares to be issued to the Purchaser under this Agreement shall have been authorized for listing on the American Stock Exchange, subject to official notice of issuance.
8. MISCELLANEOUS
     8.1 Termination.
     This Agreement may be terminated (a) by mutual agreement of the Company and the Purchaser at any time or (b) by either the Company or the Purchaser if the Closing shall not have occurred by the thirtieth (30th) day following the date of this Agreement. If this Agreement is terminated in accordance with this Section 8.1 and the transactions contemplated hereby are not consummated, (i) this Agreement shall become null and void and of no further force and effect except that the terms and provisions of this Section 8 shall survive the termination of this Agreement and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of its obligations hereunder.
     8.2 Governing Law.
     This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.
     8.3 Survival.
     The warranties, representations, and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing.
     8.4 Successors and Assigns.
     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     8.5 Entire Agreement; Amendment.
     This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.
     8.6 Notices, etc.
     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:
(a)	if to the Purchaser, to:
Axwell Business S.A.
c/o Crochet & Crochet
Squaidelile, Geneva, Switzerland
Attn: Mrs. Catherine Crochet
Fax: 00111223180001
(b)	if to the Company, to:
O2Diesel Corporation
100 Commerce Drive
Suite 300
Newark, Delaware 19713
Attn: Alan Rae
Fax: 302-266-7076
or at such other address as the Company shall have furnished to the Purchasers, with a copy to:
Arnold & Porter, LLP
1600 Tysons Blvd.
Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin
Fax: 703-720-7399

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.
     8.7 Delays or Omissions.
     Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     8.8 Expenses.
     The Company and the Purchasers shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.
     8.9 Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
     8.10 Severability.
     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     8.11 Titles and Subtitles.
     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     8.12 Designation of Forum and Consent to Jurisdiction.
     The parties hereto (i) designate the courts of the State of Delaware as the forum where all matters pertaining to this Agreement may be adjudicated, and (ii) by the foregoing designation,

consent to the exclusive jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement.
     8.13 Waiver of Jury Trial.
     Each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.
[Remainder of Page Intentionally Left Blank]

     The foregoing agreement is hereby executed effective as of the date first set forth above.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae

Name:	Alan R. Rae
Title:	Chief Executive Officer

[PURCHASER] AXWELL BUSINESS S.A.

By:	/s/ Catherine Crochet

Name:	Catherine Crochet
Title:	Director
[Signature Page to Common Stock and Warrant Purchase Agreement]

EXHIBIT A
FORM OF WARRANT